UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)

2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 597-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     At the annual meeting of stockholders of Onyx Pharmaceuticals, Inc., or Onyx, held on June 1, 2005, the stockholders approved the adoption of Onyx’s 2005 Equity Incentive Plan, or the 2005 Plan. The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation. The 2005 Plan also provides for the grant of performance stock awards and performance cash awards. Grants may be made to Onyx’s and its affiliates’ officers, non-employee directors, employees and consultants.

     In addition, the 2005 Plan includes a non-discretionary grant program, pursuant to which eligible non-employee directors will receive a series of automatic stock awards over their period of service on Onyx's Board of Directors. These automatic stock awards will be in the form of either a stock option grant or stock bonus award. The 2005 Plan is intended as the successor to, and a continuation of, Onyx’s 1996 Equity Incentive Plan and 1996 Non-Employee Directors’ Plan.

     The terms of the 2005 Plan are described in Onyx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2005. This description is qualified in its entirety by reference to the copy of the 2005 Plan attached hereto as Exhibit 10.45 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.45	Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan

     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: June 6, 2005	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman
Vice President, Finance and Administration

EXHIBIT INDEX

Number	Description
10.45	Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan